                 As filed with the United States Securities and
                     Exchange Commission on August 1, 2001

                                                  Registration No. 333-
                                                                       --------

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------


                                    FORM S-8

                                   ----------


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       ECHOSTAR COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)


             NEVADA                                        88-03369997
  (State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                       Identification No.)

                            5701 SOUTH SANTA FE DRIVE
                            LITTLETON, COLORADO 80120
          (Address, including zip code, of principal executive offices)

                       ECHOSTAR COMMUNICATIONS CORPORATION
                   2001 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
                              (Full Title of Plan)

                               DAVID K. MOSKOWITZ
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       ECHOSTAR COMMUNICATIONS CORPORATION
                            5701 SOUTH SANTA FE DRIVE
                            LITTLETON, COLORADO 80120
                     (Name and address of agent for service)

                                 (303) 723-1600
          (telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE


                                                          Proposed          Proposed
                                                          maximum           maximum
                                    Amount                offering          aggregate        Amount of
Title of                            to be                 price             offering         registration
securities to be registered         registered            per share         price            fee
---------------------------         ----------            ---------         ----------       ------------
Class A Common Stock,               250,000 shares        $26.43(1)         $6,607,500(1)    $1,652(1)
par value $0.01 per share




(1) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, the maximum offering price, per share and in aggregate, and the registration fee were calculated based upon the last sale price of the Company's Class A Common Stock as reported on the Nasdaq National Market System on July 26, 2001.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents, which have heretofore been filed by EchoStar Communications Corporation, a Nevada Corporation (the "Company"), with the United States Securities and Exchange Commission ("Commission") pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), Commission file number 0-26176, are incorporated by reference in this Registration
Statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

         (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001;

         (d) The Company's Current Reports on Form 8-K dated May 22, 2001, May 24, 2001, June 14, 2001 and July 12, 2001; and

         (e) The description of the Class A Common Stock contained in the Company's Registration Statement on Form 8-A, declared effective June 20, 1995 by the Commission, pursuant to Section 12 of the Exchange Act.

         In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a Post-Effective Amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold or de-registering all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing such documents.


ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The Company's consolidated financial statements dated as of December 31, 1999 and 2000, and for each of the three years in the period ended December 31, 2000, included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, Commission File No. 0-26176, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said report.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Chapter 78.7502(1) of the Nevada revised Statutes allows the Company to indemnify any person made or threatened to be made a party to any action (except an action by or in the right of the Company, a "derivative action"), by reason of the fact that he is or was a director, officer, employee or agent of EchoStar, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, against expenses including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in a good faith manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Under chapter 78.7502(2), a similar standard of care applies to derivative actions, except that indemnification is limited solely to expenses (including attorneys' fees) incurred in connection with the defense or settlement of the action and court approval of the indemnification is required where the person is seeking advance payment of indemnifiable expenses prior to final disposition of the proceeding in question. Under chapter 78.751, decisions as to the payment of indemnification are made by a majority of the Board of Directors at a meeting at which a quorum of disinterested directors is present, or by written opinion of special legal counsel, or by the stockholders.

         Provisions relating to liability and indemnification of officers and directors of the Company for acts by such officers and directors are contained in Article IX of the Amended and Restated Articles of Incorporation of the Company, Exhibit 4.2 hereto, and Article IX of the Company's Bylaws, Exhibit 4.3 hereto, which are incorporated by reference. These provisions state, among other things, that, consistent with and to the extent allowable under Nevada law, and upon the decision of a disinterested majority of the Company's Board of Directors, or a written opinion of outside legal counsel, or the Company's stockholders: (1) the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the Company, or is or was serving at the request of the Company as a director, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he conducted himself in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and (2) the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8. EXHIBITS.

         Exhibit Number             Description of Exhibit

                  4.1* Specimen Share Certificate (incorporated by reference to Exhibit 4.9 to the Registration Statement on Form S-1 of the Company, Registration No. 33-91276)

                  4.2* Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1(a) to the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2000, Commission File No. 0-26176)


                  4.3* Bylaws of the Company (incorporated by reference to Exhibit 3.1(b) to the Registration Statement on Form S-1 of the Company, Registration No. 33-91276)

                  4.4**             2001 Nonemployee Director Stock Option Plan

                  5.1**             Opinion of Nicholas R. Sayeedi
                                    (opinion re: legality)

                  23.1**            Consent of Nicholas R. Sayeedi
                                    (included in Exhibit 5.1)

                  23.2**            Consent of Arthur Andersen LLP

                  24**              Power of Attorney

----------

         *        Incorporated by reference.

         **       Filed herewith.


ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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




                                   SIGNATURES


The Registrant.


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton, State of Colorado, on August 1, 2001.

                          ECHOSTAR COMMUNICATIONS CORPORATION

                          By: /S/ MICHAEL R. MCDONNELL
                             -------------------------------------------------
                             Michael R. McDonnell
                             Senior Vice President and Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                                         Title                               Date

/s/ CHARLES W. ERGEN                              Chairman of the Board,                  August 1, 2001
-------------------------------                   and Chief Executive Officer
Charles W. Ergen                                  (Principal Executive Officer)

/s/ MICHAEL R. MCDONNELL                          Senior Vice President                   August 1, 2001
-------------------------------                   Chief Financial Officer
Michael R. McDonnell                              (Principal Financial Officer)

/s/ DAVID K. MOSKOWITZ                             Senior Vice President, General         August 1, 2001
-------------------------------                    Counsel, Secretary and Director
David K. Moskowitz

/s/ JAMES DEFRANCO *                               Director                               August 1, 2001
-------------------------------
James DeFranco

/s/ O. NOLAN DAINES *                              Director                               August 1, 2001
-------------------------------
O. Nolan Daines

/s/ RAYMOND L. FRIEDLOB *                          Director                               August 1, 2001
-------------------------------
Raymond L. Friedlob

/s/ CANTEY ERGEN *                                 Director                               August 1, 2001
-------------------------------
Cantey Ergen

/s/ PETER A. DEA *                                 Director                               August 1, 2001
-------------------------------
Peter A. Dea

*  By:  /s/ MICHAEL R. MCDONNELL
       -------------------------
        Michael R. McDonnell
        Attorney-in-Fact

                                 EXHIBIT INDEX



EXHIBIT
NUMBER         DESCRIPTION
-------        -----------
4.1*           Specimen Share Certificate (incorporated by reference to Exhibit
               4.9 to the Registration Statement on Form S-1 of the Company,
               Registration No. 33-91276)

4.2*           Amended and Restated Articles of Incorporation of the Company
               (incorporated by reference to Exhibit 3.1(a) to the Quarterly
               Report on Form 10-Q of the Company for the quarter ended March
               31, 2000, Commission File No. 0-26176)

4.3*           Bylaws of the Company (incorporated by reference to Exhibit
               3.1(b) to the Registration Statement on Form S-1 of the Company,
               Registration No. 33-91276)

4.4**          2001 Nonemployee Director Stock Option Plan

5.1**          Opinion of Nicholas R. Sayeedi (opinion re: legality)

23.1**         Consent of Nicholas R. Sayeedi (included in Exhibit 5.1)

23.2**         Consent of Arthur Andersen LLP

24**           Power of Attorney

----------
*  Incorporated by reference.

** Filed herewith.